UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2010 (August 2, 2010)
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
[Not Applicable]
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events
     As previously disclosed in The Meridian Resource Corporation’s (the “Company”) Form 8-K filed on March 24, 2010, a proposed settlement (the “Settlement”) has been reached between the parties in the consolidated shareholder litigation, styled Leider, derivatively on behalf of The Meridian Resource Corporation v. Ching, et al., in the 190th Judicial District Court of Harris County, Texas (the “Court”), Cause No. 2010-01279 (the “Litigation”).
     The full terms and conditions of the proposed Settlement are set forth in the Stipulation of Settlement, which is on file with the Court. On August 2, 2010, the Company published a Notice of Proposed Settlement of Shareholder Action, Hearing Thereon, and Right to Appear, attached hereto as Exhibit 99.1.
     The Court has given its preliminary approval to the Settlement, and has scheduled a final settlement hearing on October 18, 2010 at 9:00 a.m. to determine whether the dismissal of the Litigation pursuant to the Settlement should be approved by the Court and a final judgment entered, whether the fee award and the incentive award should be approved by the Court, and such other matters as may be necessary or proper in the circumstances.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholder Action, Hearing Thereon, and Right to Appear.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MERIDIAN RESOURCE CORPORATION
August 3, 2010	By:	/s/ Harlan H. Chappelle
		Name:	Harlan H. Chappelle
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholder Action, Hearing Thereon, and Right to Appear.